                                      EXHIBIT 11

                            Consent of McGladrey & Pullen

                           CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference or our reports dated April 15, 1999 on the financial statements of Value Portfolio, Fixed Income Portfolio, Hickory Portfolio and Government Money Market Portfolio, series of Weitz Series Fund, Inc., referred to therein in Post-Effective Amendment No. 16 to the Registration Statement on Form N1-A as filed with the Securities and Exchange Commission.



     We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Fund Auditor" and in the Statement of Additional Information under the caption "Auditor."


                                   /s/ McGladrey & Pullen, LLP
                                   McGLADREY & PULLEN, LLP



New York, New York
May 24, 1999